Exhibit 10.4

THIS Assignment Agreement (the “Assignment”) is made on the 11th day of February 2004.

BETWEEN:

(1)     SOUTHERN CROSS TECHNOLOGIES LIMITED, a limited company incorporated in Macau with its registered office situated 174, Rua de Pequim, 11 “A”, Kurong Fat Commercial Centre, Macau (“Southern Cross”); and

(2)     TECH TEAM DEVELOPMENT LIMITED, a limited company incorporated in Hong Kong with its registered office situated at 1703, Top Glory Tower, 262 Gloucester Road, Causeway Bay, Hong Kong (“Tech Team”).

WHEREAS:

(A)     Southern Cross (the distributor of Eco-Pro energy saver & the technology partner of Tech Team) as the Seller has entered into a sales and maintenance agreement with Macau Horse Racing Company, Limited (“MJC”) as the purchaser for the sale and maintenance of 25 units of energy savers for lighting system at the consideration of HK$1,680,000.00 payable by 48 monthly installments for the purchase price and HK$576,000.00 payable by 72 monthly installments for the maintenance fee, copies of which are annexed in Schedule herein (the “Agreement”).

(B)     Southern Cross is desirous of transferring the contract including all rights benefits advantages claims and demands of receiving payments under the Sale and Maintenance Agreement to Tech Team in accordance to the terms and conditions set our herein.

IT IS HEREBY AGREED AS FOLLOWS:

(1)     Southern Cross hereby transfer to Tech Team all rights benefits advantages claims and demands whatever relating to the payment receivable from MJC pursuant to the terms of the Sale and Maintenance Agreement.

In consideration of the said transfer by Southern Cross, Tech Team hereby agrees to pay Southern Cross the sum of HK$730,000 being the costs of the energy savers, installation, laboring and HK$523,528 as sales commission, and undertakes the duties and liabilities under the Agreement.

(2)     The consideration to Southern Cross shall be paid in the following non-refundable payments:

(a)     Within seven (7) days upon signing this agreement, pay to Southern Cross the sum of HK$730,000 being the first payment.

(b)     Within fourteen (14) days upon the first payment completed, pay to Southern Cross the sum of HK$523,528 being final payment.

(3)     Upon the completion of the payment under Clause (3), Southern Cross shall procure MJC to pay monthly of HK$35,000.00, totaling HK$1,680,000.00 and the monthly payment of maintenance fee HK$8,000.00, totaling HK$576,000.00 to the bank account as designated by Tech Team direct.

(4)     Tech Team shall continue to be solely responsible for the obligations under the Warranty Period as set out of the Agreement to MJC.

(5)     Save and except the terms and conditions herein, Southern Cross’s obligations to MJC under the Agreement will be transferred to Tech Team.

(6)     Without prejudice to any other rights or remedies which Tech Team may have against Southern Cross, Southern Cross undertakes to indemnify Tech Team on a full indemnity basis from and against:

(a)     any action, proceedings, claims or demands in any way connected with the Agreements brought or threatened against Tech Team; and

(b)     any late or non-payments of monthly instalments by MJC.

(7)     This Agreement, including the Schedule contains the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, relating to the subject matter of this Agreement. No party has relied on any representation or warranty made by any other party which is not contained in this Agreement.

(8)     (a) Neither party shall disclose or otherwise reveal to any third party the content and existence of this Agreement and the sale and maintenance agreement without the prior written consent of the other party, such consent not to be unreasonably withheld or delayed.

(b)     Notwithstanding the other provisions of this Clause, any party may disclose the content and existence of this Agreement:-

(i)     to MJC if it defaults in making prompt monthly payment in accordance to Clause 3 of this Agreement.

(ii)     to its professional advisers and auditors to the extent necessary for the purpose of this Agreement, provided such persons have agreed to the confidentiality obligations as set out in this Clause 9;

(iii)     if and to the extent the information has come into the public domain through no fault of that party.

(c)     The restrictions contained in this Clause 9 shall apply without limit in time.

(9)     The remedies provided in this Agreement shall be cumulative and in addition to all other remedies available under this Agreement or otherwise provided by law. Any delay by either party in exercising or failure to exercise, any right or remedy or a waiver of any other rights or remedies and no single or partial exercise of any rights or remedy under this Agreement or otherwise shall prevent any further exercise of the right or remedy or the exercise of any other right or remedy. Any wavier of a breach of any of the terms of this Agreement or any default hereunder shall not be deemed to be a wavier of any subsequent breach of default and shall in no way affect the other terms of this Agreement.

(10)     This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party hereto and delivered to the other parties, it being understood that the parties hereto need not sign thee same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

(11)     In case any one or more of the provisions of this Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby.

(12)     This Agreement shall be governed by and construed and take effect in accordance with the laws of Hong Kong. Each party hereby irrevocably submits to the exclusive jurisdiction of the Hong Kong Courts.

SCHEDULE

Recital (A)
Copies of the Agreement

This agreement is signed by the following parties on 28 May 2003

Seller (“Party A”): Southern Cross Technologies Limited
Address: 11 Fl “A”, Rue de Pequim,
Kuong Fat Commercial Centre
Macau

Buyer (“Party B”): Macau Horse Racing Company Limited
Address: Hipodromo da Taipa
Macau

It is hereby agreed as follows:

1. Definition and Interpretation

1.1 In this agreement, unless the context otherwise requires:-

“Agreement” means this Service Agreement including its schedules as may be amended from time to time;

“Business Day” means any day (other than a Saturday or a Sunday or a public holiday) on which a local bank is open for business in Macau;

“Energy Saver(s)” means the energy saver(s) described in Schedule I and includes all accessories attached to it and all renewal and replacements of such accessories from time to time;

“Service Period” means the first 48 (forty eight) months from the date of the Commencement Date.

“HK$” means Hong Kong Dollars, the lawful currency of Hong Kong;

"Macau" means the Macau Special Administrative Region of the People's Republic of China;

“Services” means the provision of energy efficiency and saving solutions including the delivery and installation of Energy Saver;

“Premises” means the Party B’s address or designated place.

1.2 Unless a contrary intention appears in this Agreement:-

(a) person include any natural person, association, firm, corporation, governmental authority and any entity whether or not a separate legal person;

(b) references to clauses and schedules, if any, are to clauses of and schedules to this Agreement;

(c) the singular includes the plural and vice versa and the masculine gender includes the feminine and neuter genders and vice versa;

(d) the headings are for reference only and should be ignored in construing this Agreement.

2. Service Change of the Energy Saver(s)

2.1 Subject to the terms and conditions set out in this Agreement, Party A agrees to provide the Services to Party B, and Party B agrees to pay the Monthly Service Charge to Party A for the Services commencing on the date of completing of the installation of the Energy Saver(s) at the Premises of Party B in accordance with Clause 5.

2.2 The Monthly Service Charge for the Services shall be HK$35,000 payable by Party B to Party A throughout the Service Period. Upon expiry of the Service Period, the Service shall be extended for an additional period of 6 years and the Monthly Service Charge shall be reduced to HK$8,000.

2.3 The first Monthly Service Charge shall be payable within 7 days from the Commencement Date and each subsequent Monthly Service Charge shall be payable within 7 days of the day corresponding to the Commencement Date in the succeeding months.

2.4 Interest at the rate of 1% per month shall be chargeable on any overdue amount of the Monthly Service Charge up to but excluding the date of actual payment of such overdue amount.

2.5 Failure to make any payment within 7 days of Party A’s demand shall constitute a repudiatory breach of this agreement.

3. Title to Energy Saver

3.1 The Energy Saver hereby demised shall remain personal property and shall continue in the ownership of Party A notwithstanding that the same may have been affixed to any land or building. Party B shall be responsible for any damage caused to any such land or building by the affixing of the goods thereto or the removal of the goods therefrom (such affixing or removal be effected by Party A) and shall indemnify Party A against any claim made in respect of such damage.

3.2 Party A may if it so desires place upon any part of the Energy Saver a name plate (including any serial numbers) or any other method of identification publicly proclaiming the Energy Saver.

4. Transfer of Ownership of the Energy Saver(s)

4.1 The ownership of the Energy Saver(s) shall be transferred automatically from Party A to Party B upon the final payment of the Monthly Service Charge.

5. Delivery and Installation

5.1 Party A shall be responsible for the delivery and installation of the Energy Saver(s) at the Installation Spot and shall ensure that the Energy Saver(s) is delivered and installed in good working conditions and shall function properly.

5.2 Party A shall assign a team comprising engineers and/or technicians for the installation and testing of the Energy Saver(s), which shall include, inter alia, the following tasks;-

(a) installing and fixing the position of the Energy Saver(s); and

(b) modifying the existing electricity supply facilities and equipment at the Premises so that the same may be compatible with the Energy Saver(s).

5.3 Party B will assist Party A in the installation of the Energy Saver(s) by providing Party A on reasonable request such information concerning the electricity supply and facilities of the Premises reasonably considered by Party A to be necessary for the installation of the Energy Saver(s).

6. Insurance

6.1 Party A confirms that the Energy Saver(s) has been covered by insurance against any loss or damage due to system failure with a maximum compensation of US$1 million for each claim.

7 Maintenance

7.1 Party A shall provide maintenance service to Party B during the Service Period. Party A shall provide the following services to Party B free of charge:

(a) Party A shall repair and/or replace any damaged parts of the Energy Saver(s) provided that the parts are damaged by normal operational condition; and

(b) Party A shall arrange for its technician team to conduct regular check on the Energy Saver(s) at every 6 months intervals.

7.2 Notwithstanding Clause 6.1, Party A will charge Party B for maintenance services provided by its technicians at the prevailing rates being offered to Party A’s customers under the following circumstances:

(a) damage result from incorrect use of the Energy Saver(s) by Party B;

(b) the Energy Saver(s) has been modified by Party B without the approval of Party A;

(c) damage to the Energy Saver(s) is due to transportation of the Energy Saver(s) by Party B;

(d) damage is due to fire, flood, earthquake or other acts of God which are beyond Party A’s control; or

(e) service for the appearance or external case of the Energy Saver(s).

7.3 The parties agree that the maintenance services provided by Party A under Clause 7.1 does not cover damages to the Energy Saver(s) caused by improper usage outside its designed specifications nor damages to Party B’s own equipment resulting from such improper usage of the Energy Saver(s).

8. Representation and Warranties from Party A

8.1 Party A hereby represents, warrants and undertakes with Party B that each of the warranties set out in this Clause 7.1 is true and accurate in all respects;

(a) Party A is duly incorporated and is validly existing under the laws of Macau and has full power, authority and legal right to enter into this Agreement and the performance of this Agreement by Party A shall not contravene any laws and regulations of Macau;

(b) the use of the Energy Saver(s) at the Premises does not contravene any laws, regulations or guidelines issued by the competent authorities or bodies (including without limitation the company which supplies electricity to the Premises) in Macau; and

(c) the Insurance Policy is currently in full force and effect and all insurance premium which are due has been paid.

8.2 Party A shall fully indemnify and keep Party B indemnified against all actions, proceedings, claims, demands, costs, damages, penalties and expenses (including without limitation legal costs on indemnity basis) whatsoever arising as a result of Party A’s breach of any of the terms, representations and warranties under this Agreement.

8.3 Party A hereby warrants that after installation of the Energy Savers, Party B shall be able to achieve a minimum saving of HK$35,000 in monthly electricity consumption.

9. Representations and Warranties From Party B

9.1 Party B shall throughout the Initial Service Period:-

(a) ensure that the Energy Savers are used in a skilful and proper manner and by persons who are competent to use the same;

(b) permit Party A and any person authorized by him at all reasonable times to enter upon the premises in which the Energy Saver are for the time being placed or kept for the purpose of inspecting and examining the condition of the Energy Saver;

(c) keep the Energy Saver at all times throughout the Service Period in the possession and control of Party B and not remove the same from the installation spot without the consent in writing of Party A;

(d) in the event of default by Party B hereunder pay to Party A all expenses (including legal costs on a full indemnity basis) incurred by or on behalf of Party A in ascertaining the whereabouts of taking possession of preserving insuring and storing the Energy Saver and of any legal proceedings by or on behalf of Party A to enforce the provisions of this Agreement.

10. Restriction on Alienation

10.1 Party B shall not within the Service Period

(a) sell, assign, sub-let, pledge, mortgage, charge incumber or part with possession of, or otherwise deal with the Energy Saver are kept or enter into any contract to do any of the aforesaid things without giving Party A at least four weeks’ prior notice in writing and Party B shall in any event procure that any such sale mortgage charge demise sub-lease or other disposition as the cause may be is made subject to the right of the lessor to repossess the Energy Saver at any time (whether or not the same or any part thereof shall have become affixed to the said land or building) and for that purpose to enter upon such land or building and sever any goods affixed thereto.

11. Termination

Either Party shall be entitled to terminate this Agreement in the event of the other Party fails to comply with any of the terms of this Agreement

12. No Waiver

12.1 No delay or failure on the part of the parties in exercising any right or remedy under this Agreement shall impair the right or remedy or operate as or be taken to be a waiver nor shall any single partial or defective exercise of any such right or remedy preclude any other or further exercise under this Agreement or that of any other right or remedy.

12.2 No purported waiver of any of the rights or powers of the parties shall be valid unless it is made in writing and signed by its authorized representatives.

13. Partial Invalidity

13.1 If at any time any one or more of the provisions of this Agreement is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction neither the legality, validity or enforceability of the remaining provisions of this Agreement nor the legality, validity or enforceability of such provisions under the law of any other jurisdiction shall be in any way affected or impaired as a result.

14. Variation

14.1 Any addition, deletion or amendment to any provision to or any right under this Agreement shall be in writing and signed by the party or parties to be bound.

15. Entire Agreement

15.1 Save and except otherwise agreed in writing, this Agreement contains the entire understanding and agreement relating to the subject matters of this Agreement and supersedes any previous representation, expression of intent or agreement.

16. Notice

16.1 Any notice or other communication shall be deemed to have been received if sent by facsimile, on the date of transmission; or if delivered personally, when delivered; or if sent by post, 7 days if overseas and 48 hours if local after the date of posting.

16.2 Reference in Clause 16.1 above to writing shall include a notice or communication by facsimile.

17. Costs

17.1 Save as otherwise set out herein, each party shall bear its own costs and expenses incurred in connection with this Agreement and the Leasing.

18. Law and Jurisdiction

18.1 This Agreement shall be governed by and construed in accordance with the laws of Macau and the parties hereto irrevocably submit to the non-exclusive jurisdiction of the Macau courts.

Party A: Southern Cross Technologies Limited	Party B: Macau Horse Racing Company Limited
______________________________ Name: Position:	______________________________ Name: Position:

Schedule 1

Eco-Pro Energy Saver(s)

No	SAVER REF	FLOODLIGHTS QTY	SAVER CAPACITY, kVA
1	GS-1	39	120
2	GS-2	39	120
3	GS-3	31	100
4	GS-4	31	100
5	RC-1	26	80
6	RC-2	26	80
7	RC-3	15	50
8	RC-4	15	50
9	RC-5	31	100
10	RC-6	31	100
11	AD-1	28	90
12	TR-1	169	510
13	TR-2	127	380
14	TR-3	176	530
15	TR-4	136	410
16	OC-1	30	90
17	OC-2	30	90
18	OC-3	45	140
19	OC-4	33	100
20	OC-5	32	100
21	OC-6	45	140
22	OC-7	30	90
23	OC-8	32	100
24	OC-9	19	60
25	OC-10	19	60
TOTAL		235	790

As witness the hands of the parties hereto the day and year first above written.

SIGNED BY Southern Cross by its authorized
Representative
/s/ signed
Holder of HKID No.

SIGNED BY Tech Team by its authorized
Representative

/s/ Bondy Tan
TAN Bondy Holder of HKID No.